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                               CFP HOLDINGS, INC.
                         NOTICE OF GUARANTEED DELIVERY
                                       OF
                    11 5/8% SENIOR GUARANTEED NOTES DUE 2004

    As set forth in the Prospectus dated             , 1997 (the "Prospectus"),
of CFP Holdings, Inc. (the "Company") under the caption "The Exchange
Offer--Guaranteed Delivery Procedures," this form must be used to accept the
Company's offer to exchange its 11 5/8% Series B Senior Guaranteed Notes due
2004 (the "New Notes") for an equal principal amount of its 11 5/8% Senior
Guaranteed Notes due 2004 (the "Old Notes"), by Holders who wish to tender their
Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or an Agent's Message
(as defined in the Prospectus) and any other documents required by the Letter of
Transmittal to the Exchange Agent prior to the Expiration Date. This form must be delivered by an Eligible Institution by mail or hand delivery or transmitted, via facsimile, to the Exchange Agent at its address set forth below not later than the Expiration Date. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

                             THE EXCHANGE AGENT IS:
                    UNITED STATES TRUST COMPANY OF NEW YORK

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
              BY MAIL:                              BY HAND:                   BY OVERNIGHT MAIL OR COURIER:
    United States Trust Company           United States Trust Company           United States Trust Company
            of New York                           of New York                           of New York

                                             FOR INFORMATION CALL:
                                                    Confirm:
                                                   Facsimile:

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR
TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN ONE LISTED ABOVE WILL NOT
CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

    The undersigned hereby tenders for exchange to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed
Delivery Procedures."

    The undersigned understands and acknowledges that the Exchange Offer will
expire at 5:00 p.m., New York City time, on             , 1997, unless extended
by the Company. The term "Expiration Date" shall mean 5:00 p.m., New York City
time, on             , 1997, unless the Exchange Offer is extended as provided
in the Prospectus, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

    All authority conferred or agreed to be conferred by this Notice of
Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned, and every obligation of the undersigned under this Notice of
Guaranteed Delivery shall be binding upon the undersigned's heirs, personal representatives, successors and assigns.
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                     SIGNATURE                       Principal Amount of Old Notes
                                                     Tendered (must be in integral
                                                     multiples of $1,000): $

X    Date:

X    Date:                                           Cerfificate Number(s) of Old Notes (if available):
Signature(s) of Registrant Holder(s) or Authorized
Signatory

Area Code and Telephone Number:
                                                     Aggregate Principal Amount
                     Name(s):                        Represented by Certificate(s): $
                  (Please Print)
                                                     IF TENDERED OLD NOTES WILL BE DELIVERED BY
                                                     BOOK-ENTRY TRANSFER, PROVIDE THE
                                                     DEPOSITORY TRUST COMPANY ("DTC") ACCOUNT
Capacity (full title, if signing in a fidaciary or   NO. AND TRANSACTION CODE NUMBER (IF AVAILABLE):
representative capacity):

                                                     Account No.

                     Address:                        Transaction Number
               (Including Zip Code)
Taxpayer Identification or
Social Security No:
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                             GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of a properly completed and executed Letter of Transmittal
(or facsimile thereof), or an Agent's Message, as well as the certificate(s) representing all tendered Old Notes in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility described in the Prospectus under the caption "The Exchange Offer-- Book-Entry Transfer) and other doucments required by the Letter of Transmittal, all by 5:00 p.m., New York City time, on the third
New York Stock Exchange trading day following the Expiration Date.

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Name of Eligible Institution:                             AUTHORIZED SIGNATURE
Address:                                      Name:
-------------------------------------------   Title:
Area Code and Telephone No.:                  Date:

    NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE. ACTUAL SURRENDER OF OLD NOTES MUST BE PURSUANT TO, AND BE ACCOMPANIED BY, THE LETTER OF TRANSMITTAL.